As filed with the Securities and Exchange Commission on August 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OVINTIV INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4427672
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

370 – 17th Street, Suite 1700 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Omnibus Incentive Plan of Ovintiv Inc.

(Full titles of the plan)

Corporate Secretary

370 – 17th Street, Suite 1700

Denver, Colorado

80202

(Name and address of agent for service)

(303) 623-2300

(Telephone number, including area code, of agent for service)

Copies to:

David S. Huntington

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Ovintiv Inc. (the “Company”, the “registrant”, “we” or “us”) has prepared this Registration Statement in accordance with the requirements of General Instruction E (Registration of Additional Securities) of Form S-8 under the Securities Act of 1933, as amended, (the “Securities Act”), to register an additional 6,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) that are reserved for issuance upon exercise of awards to be granted under the Omnibus Incentive Plan of Ovintiv Inc. (as amended, restated, supplemented or otherwise modified, the “Plan”). The contents of the Registration Statement on Form S-8 (Registration No. 333-231248), filed with the United States Securities and Exchange Commission (the “SEC”) on May 7, 2019 as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on January 27, 2020, are hereby incorporated by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We incorporate by reference the following documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022 including portions of the proxy statement for our 2022 annual meeting of stockholders (filed March 23, 2022) to the extent specifically incorporated by reference therein;

•	our Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2022;

•	our Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2022;

•	our Current Reports on Form 8-K, filed with the SEC on February 3, 2022; February 25, 2022 (Item 8.01 only); April 7, 2022; May 6, 2022; May 10, 2022 (Item 8.01 only); and July 6, 2022; and

•	the description of our capital stock contained in our Registration Statement on Form S-3ASR, filed with the SEC on March 6, 2020, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Ovintiv pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents, provided, however, that, unless expressly incorporated by reference into this Registration Statement, documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement under any circumstances.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Ovintiv certificate of incorporation contains provisions that limit the liability of the directors of Ovintiv for monetary damages to the fullest extent permitted by Delaware law. Consequently, Ovintiv directors will not be personally liable to Ovintiv or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Ovintiv or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Ovintiv certificate of incorporation provides that Ovintiv is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Ovintiv certificate of incorporation also obligates

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Ovintiv to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, Ovintiv has entered into agreements with Ovintiv directors and officers to indemnify such directors and officers. With specified exceptions, these agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. In addition, Ovintiv maintains directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Ovintiv pursuant to the foregoing provisions, Ovintiv has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 9 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act, as amended, that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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INDEX TO EXHIBITS

Item	Exhibit

4.1	Ovintiv Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Ovintiv’s Form 8-K12B filed with the SEC on January 24, 2020)

4.2	Ovintiv Bylaws (incorporated by reference to Exhibit 3.2 of Ovintiv’s Form 8-K12B filed with the SEC on January 24, 2020)

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of McDaniel & Associates Consultants Ltd.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page to this Registration Statement)

99.1	Omnibus Incentive Plan of Encana Corporation adopted with effect from February 13, 2019 (incorporated by reference to Exhibit 10.44 to Encana’s Annual Report on Form 10-K filed on February 28, 2019, SEC File No. 001-15226)

99.2	Form of Stock Option Grant Agreement for stock options granted under the Omnibus Incentive Plan of Encana Corporation (incorporated by reference to Exhibit 10.45 to Encana’s Annual Report on Form 10-K filed on February 28, 2019, SEC File No. 001-15226)

99.3	Form of RSU Grant Agreement for restricted share units granted to employees under the Omnibus Incentive Plan of Encana Corporation (incorporated by reference to Exhibit 10.46 to Encana’s Annual Report on Form 10-K filed on February 28, 2019, SEC File No. 001-15226)

99.4	Form of Director RSU Grant Agreement for restricted share units granted to directors under the Omnibus Incentive Plan of Encana Corporation (incorporated by reference to Exhibit 10.47 to Encana’s Annual Report on Form 10-K filed on February 28, 2019, SEC File No. 001-15226)

99.5	Form of PSU Grant Agreement for performance share units granted under the Omnibus Incentive Plan of Encana Corporation (incorporated by reference to Exhibit 10.48 to Encana’s Annual Report on Form 10-K filed on February 28, 2019, SEC File No. 001-15226).

99.6	Form of Stock Appreciation Rights Grant Agreement for stock appreciation rights granted under the Omnibus Incentive Plan of Encana Corporation (incorporated by reference to Exhibit 10.49 to Encana’s Annual Report on Form 10-K filed on February 28, 2019, SEC File No. 001-15226)

99.7	Amending Agreement to Omnibus Incentive Plan of Encana Corporation (incorporated by reference to Exhibit 99.9 to Ovintiv’s Post-Effective Amendment No. 1 filed on January 27, 2020, SEC File No. 333-231248).

99.8	Amending Agreement to Encana Corporation Employee Stock Option Plan (incorporated by reference to Exhibit 99.10 to Ovintiv’s Post-Effective Amendment No. 1 filed on January 27, 2020, SEC File No. 333-231248)

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99.9	Amending Agreement to Encana Corporation Employee Stock Appreciation Rights Plan (incorporated by reference to Exhibit 99.11 to Ovintiv’s Post-Effective Amendment No. 1 filed on January 27, 2020, SEC File No. 333-231248)

99.10	Amending Agreement to Deferred Share Unit Plan for Employees of Encana Corporation (incorporated by reference to Exhibit 99.14 to Ovintiv’s Post-Effective Amendment No. 1 filed on January 27, 2020, SEC File No. 333-231248)

99.11	Amending Agreement to Deferred Share Unit Plan for Directors of Encana Corporation (incorporated by reference to Exhibit 99.16 to Ovintiv’s Post-Effective Amendment No. 1 filed on January 27, 2020, SEC File No. 333-231248)

99.12	Second Amending Agreement to Deferred Share Unit Plan for Employees of Ovintiv Inc. (incorporated by reference to Exhibit 10.54 to Ovintiv’s Annual Report on Form 10-K filed on February 18, 2021, SEC File No. 001-39191)

99.13*	Second Amendment to Omnibus Incentive Plan of Ovintiv Inc., adopted with effect from May 5, 2022.

107*	Filing Fee Table

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 4, 2022.

OVINTIV INC.

By:	/s/ Brendan M. McCracken
Name: Brendan M. McCracken
Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Brendan McCracken and Corey D. Code, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments, and supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Peter A. Dea	Chairman of the Board of Directors	August 4, 2022
Peter A. Dea

/s/ Brendan M. McCracken	Chief Executive Officer and	August 4, 2022
Brendan M. McCracken	Director (Principal Executive Officer)

/s/ Corey D. Code	Executive Vice-President & Chief	August 4, 2022
Corey D. Code	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Meg A. Gentle	Director	August 4, 2022
Meg A. Gentle

/s/ Howard J. Mayson	Director	August 4, 2022
Howard J. Mayson

/s/ Lee A. McIntire	Director	August 4, 2022
Lee A. McIntire

/s/ Katherine L. Minyard	Director	August 4, 2022
Katherine L. Minyard

/s/ Steven W. Nance	Director	August 4, 2022
Steven W. Nance

/s/ Suzanne P. Nimocks	Director	August 4, 2022
Suzanne P. Nimocks

/s/ George L. Pita	Director	August 4, 2022
George L. Pita

/s/ Thomas G. Ricks	Director	August 4, 2022
Thomas G. Ricks

/s/ Brian G. Shaw	Director	August 4, 2022
Brian G. Shaw

/s/ Bruce G. Waterman	Director	August 4, 2022
Bruce G. Waterman